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Exhibit 16.1

October 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Form 8-K dated October 29, 2001 of Price Legacy Corporation and are in agreement with the statements contained in the first and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP Ernst & Young LLP

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  Exhibit 16.1